Exhibit 99(a)

News release

---------------AT THE COMPANY---------------
Lynn Afendoulis
Director, Corporate Communications
(616) 365-1502

FOR IMMEDIATE RELEASE
WEDNESDAY, February 17, 2016

UFPI posts record fourth-quarter and annual results
Q4 earnings: $18.9 million, or $.93 per diluted share, up 103% on strong unit sales growth
GRAND RAPIDS, Mich., Wed., Feb. 17, 2016 - Universal Forest Products, Inc. (Nasdaq: UFPI) today announced record results in 2015, including record fourth-quarter net earnings attributable to controlling interest of $18.9 million, or $.93 per diluted share-more than double the net earnings of $9.3 million, or $0.46 per share, for the fourth quarter of 2014. The Company also posted record annual net earnings attributable to controlling interest of $80.6 million, or $3.99 per diluted share, representing a 40 percent increase over 2014 annual net earnings attributable to controlling interest of $57.6 million, or $2.86 per diluted share. Fourth-quarter 2015 net sales of $653.6 million were up 5.4 percent over net sales for the same period of 2014. Annual net sales of $2.9 billion surpassed 2014 annual net sales by 8.5 percent, representing a new record for the Company.
“I am exceedingly proud of the people of the companies of Universal, who created record results through their hard work, innovation and determination. This exceptional performance is a testament to the strength of our people and their execution of our growth strategies,” said CEO Matthew J. Missad.
“It would be natural to expect our team to bask in their accomplishments, but they are doing exactly the opposite-they are energized and more motivated to break records again in 2016,” Missad added. “It is a privilege to work with such an extraordinary group, which I think is the best in the industry. We intend to capitalize on our successes and use them as a springboard to even better performance next year.”

-more-

Universal Forest Products, Inc.

These results come at a time when the lumber composite price was down 15.5 percent compared to the fourth quarter of last year, and down 13.6 percent for the year, reducing the Company’s selling prices.
By market, the Company posted the following 2015 gross sales results:
Retail
•Fourth quarter:     $230.7 million, up 13.6 percent over 2014
•Year:             $1.1 billion, up 10.8 percent over the previous year

The Company continues to see healthy sales to both big box and independent retailers, a result of improved consumer demand, a strong product mix and market share gains, thanks, in part, to its product development and introduction activities. The Company continues to focus on diversifying its product offering, opening new markets and enhancing service to customers.
Construction
•Fourth quarter:    $221.2 million, down 1.6 percent from 2014
•Year:             $898.3 million, up 1.4 percent over last year

In this market, the Company continues to see healthy growth in its commercial construction business and is devoting more resources to growing this area of its business. With forecasts for growth in residential construction markets, the Company remains focused on growing business selectively in areas where housing markets are the most stable.
Industrial
•Fourth quarter:     $209.3 million, up 4.7 percent over the fourth quarter of 2014
•Year:             $896.6 million, up 13.5 percent over 2014

The Company’s fourth-quarter growth in this market came at a time when total industrial production in the U.S. declined. The Company is focused on growing with existing customers, adding new customers and expanding its line of products and service offerings. The Company remains optimistic about opportunities for strong, sustainable growth in this market.

Universal Forest Products, Inc.

CONFERENCE CALL
Universal Forest Products will conduct a conference call to discuss information included in this news release and related matters at 8:30 a.m. ET on Thursday, February 18, 2016. The call will be hosted by CEO Matthew J. Missad and CFO Michael Cole, and will be available for analysts and institutional investors domestically at 877-703-6110 and internationally at 857-244-7309. Use conference pass code 29466058. The conference call will be available simultaneously and in its entirety to all interested investors and news media through a webcast at http://www.ufpi.com. A replay of the call will be available through March 19, 2016, domestically at (888) 286-8010 and internationally at (617) 801-6888. Use replay pass code 14945306.

UNIVERSAL FOREST PRODUCTS, INC.
Universal Forest Products, Inc. is a holding company with subsidiaries throughout North America and in Australia that supply three robust markets: retail, construction and industrial. Founded in 1955, the Company is headquartered in Grand Rapids, Mich. For more information about Universal Forest Products, Inc., or its affiliated operations, go to www.ufpi.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates and projections about the markets we serve, the economy and the Company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. The Company does not undertake to update forward-looking statements to reflect facts, circumstances, events, or assumptions that occur after the date the forward-looking statements are made. Actual results could differ materially from those included in such forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty. Among the factors that could cause actual results to differ materially from forward-looking statements are the following: fluctuations in the price of lumber; adverse or unusual weather conditions; adverse economic conditions in the markets we serve; government regulations, particularly involving environmental and safety regulations; and our ability to make successful business acquisitions. Certain of these risk factors as well as other risk factors and additional information are included in the Company's reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission.

# # #

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS AND COMPREHENSIVE INCOME (UNAUDITED) FOR THE TWELVE MONTHS ENDED DECEMBER 2015/2014

	Quarter Period				Year to Date
(In thousands, except per share data)	2015		2014		2015		2014
NET SALES	$653,600	100%	$620,090	100%	$2,887,071	100%	$2,660,329	100%

COST OF GOODS SOLD	556,427	85.1	547,335	88.3	2,487,167	86.1	2,334,987	87.8

GROSS PROFIT	97,173	14.9	72,755	11.7	399,904	13.9	325,342	12.2

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	66,178	10.1	56,940	9.2	264,265	9.2	229,775	8.6

ANTI-DUMPING DUTY ASSESSMENTS	—	—	—	—	—	—	1,600	0.1

NET (GAIN) LOSS ON DISPOSITION AND IMPAIRMENT OF ASSETS	104	—	18	—	172	—	(3,400)	(0.1)

EARNINGS FROM OPERATIONS	30,891	4.7	15,797	2.5	135,467	4.7	97,367	3.7

OTHER EXPENSE, NET	1,348	0.2	(309)	—	4,465	0.2	1,654	0.1

EARNINGS BEFORE INCOME TAXES	29,543	4.5	16,106	2.6	131,002	4.5	95,713	3.6

INCOME TAXES	8,982	1.4	5,149	0.8	45,870	1.6	34,149	1.3

NET EARNINGS	20,561	3.1	10,957	1.8	85,132	2.9	61,564	2.3

LESS NET EARNINGS ATTRIBUTABLE TO NONCONTROLLING INTEREST	(1,660)	(0.3)	(1,644)	(0.3)	(4,537)	(0.2)	(4,013)	(0.2)

NET EARNINGS ATTRIBUTABLE TO CONTROLLING INTEREST	$18,901	2.9	$9,313	1.5	$80,595	2.8	$57,551	2.2

EARNINGS PER SHARE - BASIC	$0.94		$0.46		$3.99		$2.87

EARNINGS PER SHARE - DILUTED	$0.93		$0.46		$3.99		$2.86

COMPREHENSIVE INCOME	17,510		8,726		77,875		58,448

LESS COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTEREST	(5,362)		(832)		(6,940)		(3,015)

COMPREHENSIVE INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	$12,148		$7,894		$70,935		$55,433

SUPPLEMENTAL SALES DATA
	Quarter Period			Year to Date
Market Classification	2015	2014	%	2015	2014	%
Retail	$230,724	$203,164	14%	1,132,178	1,022,037	11%
Industrial	209,336	199,909	5%	896,587	789,798	14%
Construction	221,215	224,830	(2)%	898,328	886,101	1%
Total Gross Sales	661,275	627,903	5%	2,927,093	2,697,936	8%
Sales Allowances	(7,675)	(7,813)		(40,022)	(37,607)
Total Net Sales	$653,600	$620,090		$2,887,071	$2,660,329

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED) DECEMBER 2015/2014

(In thousands)
ASSETS	2015	2014	LIABILITIES AND EQUITY	2015	2014

CURRENT ASSETS			CURRENT LIABILITIES
Cash and cash equivalents	$87,756	$—	Cash Overdraft	$—	$621
Investments	6,743	—	Accounts payable	95,041	89,105
Restricted cash	586	405	Accrued liabilities	109,134	85,734
Accounts receivable	222,964	195,912
Inventories	304,918	340,048
Other current assets	25,265	36,641

TOTAL CURRENT ASSETS	648,232	573,006	TOTAL CURRENT LIABILITIES	204,175	175,460

OTHER ASSETS	9,610	10,644	LONG-TERM DEBT AND
INTANGIBLE ASSETS, NET	198,687	191,881	CAPITAL LEASE OBLIGATIONS	84,750	98,645
PROPERTY, PLANT			OTHER LIABILITIES	52,345	50,135
AND EQUIPMENT, NET	251,150	248,269	EQUITY	766,409	699,560

TOTAL ASSETS	$1,107,679	$1,023,800	TOTAL LIABILITIES AND EQUITY	$1,107,679	$1,023,800

Universal Forest Products, Inc.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED) FOR THE TWELVE MONTHS ENDED DECEMBER 2015/2014

(In thousands)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$85,132	$61,564
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation	37,710	33,913
Amortization of intangibles	3,531	2,410
Expense associated with share-based compensation arrangements	1,846	1,919
Excess tax benefits from share-based compensation arrangements	(33)	(14)
Expense associated with stock grant plans	109	94
Deferred income taxes (credit)	(1,369)	4,926
Equity in earnings of investee	(374)	(378)
Net (gain) or loss on sale of property, plant and equipment	172	(3,400)
Changes in:
Accounts receivable	(26,007)	(9,710)
Inventories	34,139	(49,575)
Accounts payable and cash overdraft	4,798	15,390
Accrued liabilities and other	29,142	15,981
NET CASH FROM OPERATING ACTIVITIES	168,796	73,120

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(43,522)	(45,305)
Proceeds from sale of property, plant and equipment	2,843	9,005
Acquisitions, net of cash received	(2,505)	(34,641)
Purchases of noncontrolling interest	(1,256)	—
Advances of notes receivable	(6,994)	(6,201)
Collections of notes receivable and related interest	11,446	9,926
Purchases of investments	(7,891)	—
Proceeds from sale of investments	1,148	—
Cash restricted as to use	(181)	315
Other, net	95	(162)
NET CASH FROM INVESTING ACTIVITIES	(46,817)	(67,063)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	297,711	211,770
Repayments under revolving credit facilities	(311,271)	(197,825)
Debt issuance costs	(54)	(724)
Proceeds from issuance of common stock	1,074	541
Dividends paid to shareholders	(16,507)	(12,205)
Distributions to noncontrolling interest	(3,188)	(1,910)
Repurchase of common stock	(800)	(4,866)
Excess tax benefits from share-based compensation arrangements	33	14
NET CASH FROM FINANCING ACTIVITIES	(33,002)	(5,205)

Effect of exchange rate changes on cash	(1,221)	(852)
NET CHANGE IN CASH AND CASH EQUIVALENTS	87,756	—

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$87,756	$—